UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019 (March 18, 2019)

Twin River Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-228973	20-0904604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Twin River Road
Lincoln, Rhode Island 02865

(Address and zip code of principal executive offices)

(401) 475-8474

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Twin River Worldwide Holdings, Inc. (“Twin River”) previously reported its named executive officers’ compensation in the Summary Compensation Table included in Twin River’s proxy statement/prospectus, dated February 8, 2019 (the “Prospectus”), relating to Twin River’s registration statement on Form S-4 (Registration No. 333-228973). Since the date of the Prospectus, Twin River’s compensation committee determined Mr. Carlin’s discretionary bonus for 2018 as $135,000, which was 25% of his targeted bonus opportunity. Including this bonus, Mr. Carlin’s total compensation was $988,218 for 2018. Mr. Carlin’s employment by Twin River terminated on December 31, 2018.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In addition to the authority of the Twin River Board of Directors generally to approve bylaw amendments, Twin River’s certificate of incorporation expressly authorizes Twin River’s Board of Directors to adopt bylaws that impose limitations and restrictions on ownership of common stock relating to regulatory requirements and licenses. Twin River’s Board of Directors amended and restated its bylaws, effective March 25, 2019, to include provisions relating to these matters. Twin River’s Amended and Restated Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Twin River Worldwide Holdings, Inc., effective March 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer

Date: March 22, 2019